UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

METU BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8605 Santa Monica Boulevard

Los Angeles, CA 90069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 598-7872

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On December 18, 2015, a Stock Purchase Agreement (“Stock Purchase Agreement”) was entered into by and among Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of China (“Euro-Asia” or “Buyers’ Representative”),  seven other Buyers listed in Schedule A attached thereto (together with Euro-Asia, collectively, “Buyers”), Shulamit Lazar (“Lazar”), eleven other Sellers listed in Schedule B attached thereto (together with Lazar, collectively, “Sellers”), and Metu Brands, Inc. (the “Company”). Pursuant to the Stock Purchase Agreement, for a total consideration of $395,000, the Buyers acquired from the Sellers a total of 65,420,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) which represent approximately 99.98% of the Company’s 65,431,144 shares of issued and outstanding Common Stock.

Following the transaction contemplated under the Stock Purchase Agreement, a change in control of the Company has occurred.

A copy of the Stock Purchase Agreement is filed herewith as Exhibit 10.1. All descriptions of the Stock Purchase Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standards; Transfer of Listing

On December 15, 2015, the OTCQB Marketplace (“OTCQB”) approved the Company’s listing application. The Company’s securities are now listed on the OTCQB with the trading symbol of “MTOO”.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

Disclosures regarding the Stock Purchase Agreement under Item 1.01 above and Exhibit 10.1 are incorporated hereunder in their entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Stock Purchase Agreement (referenced above), as a condition to the sale and transfer of the controlling stake of the Company, the existing directors and officers of the Company resigned simultaneously at the closing of the transaction contemplated by the Stock Purchase Agreement. Accordingly, Ms. Lazar tendered her resignation and ceased to be Chairman of the Board of Directors, Director, Chief Executive Officer, President, Secretary and Treasurer of the Company. At the same time, Mr. Eugene Jiang was appointed to be the sole Director, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company.

Mr. Eugene Jiang, age 29, has served as the CEO/Director of American BriVision Corporation which started business since July 2015 through present. From June 2015 until present, Mr. Jiang also serves as Director for BioLite Incorporation. He also serves as CEO for GeneChu Investment Company since March 2010. Mr Jiang obtained an EMBA degree from The University of Taxas in Arrington in 2009. And in 2008, Mr. Jiang received a bachelor’s degree in Physical Education from Fu Jen Catholic University.

Section 9 – Financial Statements and Exhibits

Items 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Stock Purchase Agreement dated December 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metu Brands, Inc.

Date: December 18, 2015	By:	/s/ Eugene Jiang
Eugene Jiang
Chief Executive Officer and Chairman